Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Information Services, Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-63342, 333-64462, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080, 333-157575, 333-158960, and 333-162262), Forms S-3 (No. 333-131593 and 333-162263), and Form S-4 (333-158960) of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our report dated February 26, 2010, except as to note 21, as to which the date is October 25, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of earnings, equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears herein.
As discussed in note 6 to the consolidated financial statements, the Company completed a merger with Metavante Technologies, Inc. on October 1, 2009.
/s/ KPMG LLP
October 25, 2010
Jacksonville, Florida
Certified Public Accountants